EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered as of May 30, 2002 by and among IRT Property Company, a Georgia corporation (hereinafter, the "Company"), and Thomas H. McAuley (hereinafter, "Executive"), to be effective as of the Effective Date, as defined in Section 1.

                                   BACKGROUND

     Executive currently serves as the President and Chief Executive Officer of the Company, pursuant to the terms of that certain Amended and Restated Employment Agreement, dated as of November 11, 1997, between Executive and the Company (the "Prior Agreement"). From and after the Effective Date, the Prior Agreement will be superseded in its entirety by this Agreement, and the Prior Agreement shall have no further force and effect.

     The Company desires to retain Executive as the President and Chief Executive Officer of the Company, in accordance with the terms of this Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

     1.     Effective  Date.  The  effective  date  of  this  Agreement  (the
"Effective  Date")  will  be  May  30,  2002.

     2. Employment. Executive is hereby employed on the Effective Date as the President and Chief Executive Officer of the Company. Executive hereby accepts such employment on the terms and conditions set forth in this Agreement. In his capacity as President and Chief Executive Officer of the Company, Executive shall exercise such authority, have such responsibilities, status, offices, titles and reporting relationships and perform such duties as are commensurate with the office of president and chief executive officer of a public real estate investment trust and also at least commensurate in all material respects with the most significant of those responsibilities, status, offices, titles, reporting relationships and duties held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date, and Executive will report directly to the Board of Directors of the Company (the "Board"). Executive's services shall be performed at the Company's executive offices in Atlanta, Georgia.

     3. Employment Period. Unless earlier terminated herein in accordance with Section 6 hereof, Executive's employment shall be for a three year term (the "Employment Period"), beginning on the Effective Date. Beginning on the first anniversary of the Effective Date and on each subsequent anniversary of the Effective Date, the Employment Period shall, without further action by Executive or the Company, be extended automatically by an additional one-year period; provided, however, that either party may, by written notice to the other given not less than 30 days prior to the anniversary renewal date, cause the Employment Period to cease to extend automatically. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

     4. Extent of Service. During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for Executive to (x) serve on corporate, civic or charitable boards or committees, (y) engage in other business activities that do not represent a conflict of interest with his duties to the Company, or (z) manage personal investments, so long as such activities do not significantly interfere with the performance of Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities to the Company.

     5.     Compensation  and  Benefits.

           (a) Base Salary. The Company shall pay Executive an annual salary (the "Annual Base Salary") in periodic equal installments in accordance with the normal payroll practices of the Company. The initial Annual Base Salary as of the Effective Date shall be $356,000. During the Employment Period, the Annual Base Salary shall be reviewed not later than 12 months after the last salary increase awarded to Executive prior to the Effective Date and thereafter shall be reviewed at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company to Executive under this Agreement. The Annual Base Salary shall not be reduced and the term Annual Base Salary as used in this Agreement shall refer to the latest Annual Base Salary as so increased.

           (b) Incentive, Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company ("Peer Executives"), and on no less favorable bases than such Peer Executives. Nothing in this Agreement shall or shall be deemed to in any way affect Executive's rights and benefits thereunder, except as expressly provided herein. Without limiting the foregoing, the following shall apply:

                   (i) During the Employment Period, Executive shall be paid such annual and/or other incentive bonuses as may be determined by the Board in its discretion, which may be in addition to any bonuses generally granted to Peer Executives.

                   (ii) During the Employment Period, Executive will be granted, under the Company's stock option plan, stock options to acquire Company $1.00 par value common stock ("Common Stock") in amounts and having terms that are no less favorable in amount or terms than those granted to Peer Executives.

                   (iii) On the Effective Date, Executive shall be granted 60,000 restricted shares (the "Restricted Shares") of Common Stock (the "Restricted Stock Award"). Such Restricted Shares will vest in installments of 10% (6,000 shares), 20% (12,000 shares), 30% (18,000 shares), and 40% (24,000 shares), respectively, on the Effective Date and on the first three anniversaries of the Effective Date, provided as to each installment that Executive continues to be employed by the Company on such anniversary date. Notwithstanding the foregoing, all unvested Restricted Shares of the Restricted Stock Award will immediately vest upon (x) Executive's death or Disability (as defined in Section 6(a)), (y) Executive's termination by the Company other than for Cause (as defined in Section 6(b)), or (z) Executive's resignation for Good Reason (as defined in Section 6(c)). Executive and the Company shall enter into a mutually acceptable Restricted Stock Agreement evidencing the Restricted Stock Award.

          (c) Welfare Benefit Plans. During the Employment Period, Executive and Executive's eligible dependents shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs (including, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) provided by the Company ("Welfare Plans") to the extent applicable generally to Peer Executives. Nothing in this Agreement shall or shall be deemed in any way to affect Executive's rights and benefits thereunder except as expressly provided herein. Without limiting the foregoing, during the Employment Period, the Company shall provide term life insurance in an amount of not less than $1,000,000 on Executive for the benefit of his designated beneficiary or estate.

          (d) Expenses. During the Employment Period, and in accordance with the policies, practices and procedures of the Company to the extent applicable generally to Peer Executives, Executive shall be entitled to an expense allowance for or to receive prompt reimbursement for all reasonable travel, entertainment and other expenses reasonably and necessarily incurred by Executive in connection with the Company's business. Executive shall furnish such documentation with respect to reimbursement to be paid hereunder as the Company shall reasonably request.

          (e) Fringe Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company in effect for Peer Executives. In all events, Executive shall be entitled to fringe benefits at least as favorable as those he was receiving immediately prior to the Effective Date. Without limiting the foregoing:

                  (i) During the Employment Period, the Company shall provide Executive with a Company automobile equivalent to a Mercedes E320 or similar vehicle. The Company shall pay for the insurance, maintenance, repairs, replacement of parts, servicing, gasoline and oil necessary for the upkeep of the automobile and any other reasonably necessary and proper expenses in connection with the operation by Executive of the automobile. In the event the Company discontinues providing automobiles to Peer Executives, Executive shall be entitled to receive an automobile allowance and shall have the right and an option to purchase the automobile at its then book value on the Company's books and records (if the automobile is owned by the Company) or to assume the lease for said automobile (if the automobile is leased by the Company)

                  (ii) Executive will be entitled to a vacation in accordance with the Company's vacation schedule in effect at the time the vacation is to be taken, which schedule will not be less favorable to Executive than the vacation schedule for Peer Executives and shall in no event be less four weeks per year. During such vacation, Executive shall be entitled to receive his regular compensation pursuant to and in accordance with this Agreement.

     6.     Termination  of  Employment.
           (a) Death, Retirement or Disability. Executive's employment shall terminate automatically upon Executive's death or Retirement during the Employment Period. For purposes of this Agreement, "Retirement" shall mean normal retirement as defined in the Company's then-current retirement plan, or if there is no such retirement plan, "Retirement" shall mean voluntary termination after age 65 with 10 or more years of service. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of Executive from Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative.

          (b) Termination by the Company. The Company may terminate Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" means:

                  (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Company's Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, or

                  (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

     For purposes of this Section 6(b), no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without a reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of Company counsel or other advisors to the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          (c) Termination by Executive. Executive's employment may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) the assignment or proposed assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

                  (ii) any failure by the Company to comply with any of the provisions of Section 5 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

                  (iii) the Company equiring Executive to be based at any office or location other than as provided in Section 2 hereof or the Company requiring Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                  (iv) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by this Agreement;

                  (v)  any failure  by  the Company to  comply  with and satisfy
Section  13(c)  of  this  Agreement;  or

                  (vi) any termination by Executive for any reason or no reason during the period beginning on the 90th day following a Change in Control of the Company and ending on the last day of the 13th month following a Change in Control of the Company.

For purposes of this Agreement, the term "Change in Control" means any of the following that occurs after the Effective Date:

               (i) The acquisition by any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d)(3) and 14(d)(2) of the Exchange
Act) of beneficial ownership (within the meaning of SEC Rule 13d-3 under the Exchange Act) of 25% or more of the combined voting power of (x) all then outstanding shares of Company Common Stock ("Outstanding Company Common Stock") and (y) all then outstanding securities of the Company entitled to vote generally in the election of directors and all outstanding securities and/or rights to acquire (whether by conversion, exchange or otherwise) voting securities of the Company entitled to vote generally in the election of directors (collectively with the Outstanding Company Common Stock, the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by a Person who was on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities,
(2) any acquisition directly by or from the Company (except as provided in subsection (iii) below), (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (4) any acquisition by any Person pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) below; or

               (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) Consummation of a reorganization, merger or consolidation, a sale, liquidation or partial liquidation, or other disposition of all or substantially all (e.g., 50% or more) of the assets of the Company in one or a series of transactions, and/or any combination of the foregoing (a "Transaction"), in each case, unless, following such Transaction, (1) all or substantially all of the persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Transaction beneficially own (within the meaning of SEC Rule 13d-3 under the Exchange Act), directly or indirectly, more than 60% of, respectively, the then Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, of the entity resulting from such Transaction (including an entity which as a result of such transaction beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act) 50% or more of the then Outstanding Company Common Stock and the Outstanding Company Voting Securities or all or substantially all (e.g., 50% or more) of the Company's assets, either directly or through one or more subsidiaries, partnerships, limited liability companies, trusts and/or other entities or persons) in substantially the same proportions as their beneficial ownership, immediately prior to such Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation or other entity resulting from such Transaction or any employee benefit plan (or related trust) of the Company or such corporation or entity resulting from such Transaction) beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act), directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation or entity except to the extent that such ownership existed prior to the Transaction, and (3) at least a majority of the members of the board of directors or other governing body (including trustees and/or general partners) of the corporation or entity resulting from such Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Transaction.

          Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Any good faith determination of Good Reason made by Executive shall be conclusive.

          (d) Notice of Termination. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(f) of this Agreement. A "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the termination date. If a dispute exists concerning the provisions of this Agreement that apply to Executive's termination of employment, the parties shall pursue the resolution of such dispute with reasonable diligence. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

          (e) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date of the Notice of Termination or any later date specified therein, and (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

     7.     Obligations  of  the  Company  upon  Termination.

            (a) Termination by Executive for Good Reason; Termination by the Company Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate Executive's employment other than for Cause or Disability, or Executive shall terminate employment for Good Reason, then:

                    (i) the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts, or if elected by Executive, the following aggregate amounts shall be paid in cash to Executive in equal monthly installments over the two years following the Date of Termination:

                            A.     the sum of (1) Executive's Annual Base Salary
through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the average of the annual bonuses paid or payable, to Executive by the Company, including any bonus or portion thereof which has been earned but deferred, for the three most recently completed fiscal years, if any (such amount being referred to as the "Most Recent Annual Bonus") and (y) a fraction, the numerator of which is the number of days elapsed in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                          B.     the  amount equal to the product of three times
The sum of(1) Executive's Annual Base Salary in effect as of the Date of Termination, and (2) the Most Recent Annual Bonus (the "Severance Payment"); and

                    (ii) for three years after Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Plans described in Section 5(c) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other Peer Executives and their families, provided, however, that in the event that Executive's and his family's participation in any Welfare Plans is prohibited by law or the applicable Welfare Plan, the Company shall provide Executive and his family, without further cost or expense to Executive or his family members, benefits similar to those which they would otherwise have been entitled to receive under such Welfare Plans if Executive's employment had not terminated. If Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Plans, Executive shall be considered to have remained employed for three years after the Date of Termination and to have retired on the last day of such period; and

                    (iii) All restricted stock awards, including the Restricted Shares, granted by the Company to Executive shall become fully vested; and

                    (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

            (b) Death. If Executive's employment is terminated by reason of Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the vesting of all restricted stock awards, including the Restricted Shares, granted by the Company to executive, and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this
Section 7(b) shall include, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to Executive on the date of his death.

            (c) Disability. If Executive's employment is terminated by reason of Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations, the vesting of all restricted stock awards, including the Restricted Shares, granted by the Company to executive, and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 7(c) shall include, and Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits under such plans, programs, practices and policies relating to disability, if any, as are applicable to Executive and his family on the Date of Termination.

            (d) Retirement. If Executive's employment is terminated by reason of Executive's Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 7(d) shall include, and Executive shall be entitled after the Date of Termination to receive, retirement and other benefits under such plans, programs, practices and policies relating to retirement, if any, as are applicable to Executive on the Date of Termination.

            (e) Termination for Cause or Voluntary Termination without Good Reason. If Executive's employment is terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to Executive other than the obligation to pay to Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination.

            (f) Expiration of Employment Period. If Executive's employment shall be terminated due to the normal expiration of the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

     8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which Executive may qualify, nor, subject to Section 14(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement.

     9. Full Settlement; Cost of Enforcement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, except as explicitly provided herein, such amounts shall not be reduced whether or not Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                                         ----

     10.     Certain  Additional  Payments  by  the  Company.

             (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 10) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

             (b) Subject to the provisions of Section 10(c), all determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP or such other certified public accounting firm reasonably acceptable to the Company as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be paid solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 10(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

             (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment (or an additional Gross-Up Payment). Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                      (i) give the Company any information reasonably requested by the Company relating to such claim,

                      (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                      (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                      (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 10(c), the Company shall control all proceedings taken in connection with such contest (to the extent applicable to the Excise Tax and the Gross-Up Payment) and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct
Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

             (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 10(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 10(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 10(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     11. Representations and Warranties. Executive hereby represents and warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

     12. Confidential Information; Nonsolicitation. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 13 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement. Executive agrees that, for a period of one (1) year after termination, he will not solicit or hire any Company employees for any business that is in direct competition with any Company property.

     13.     Assignment  and  Successors.

             (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution with respect to payments, property, or benefits payable to Executive hereunder. This Agreement shall inure to the benefit of and be enforceable by Executive's heirs, legatees, and personal and legal representatives.

             (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

             (c) The Company will require any successor (whether direct or indirect, as a result of a business combination, assignment, assumption or otherwise) to all or substantially all (e.g., 50% or more) of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     14.     Miscellaneous.

             (a) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

             (b) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

             (c) Other Agents. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

             (d) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including without limitation, the Prior Agreement.

             (e) Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

             (f) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by reliable overnight courier service addressed as follows:

             If  to  Executive:

             Thomas  H.  McAuley
             3095  Brandy  Station
             Atlanta,  Georgia  30339

             If  to  the  Company:

             IRT  Property  Company
             200  Galleria  Parkway
             Suite  1400
             Atlanta,  Georgia  30339
             Attention:  Chairman  of  the  Compensation  Committee

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

             (g) Amendments and Modifications. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and/or personal or legal representatives, which writing makes specific reference to this Agreement.

             (h) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

             (i) Construction. The captions and headings of this Agreement are for convenience of reference only and are not intended to and shall not effect the interpretation of this Agreement. As used herein, the plural shall include the singular and vice versa, any reference to gender shall include the other genders, and the terms "include," "including," and any derivation thereof shall be without limitation by virtue of enumeration thereof or otherwise. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                                      IRT  PROPERTY  COMPANY


                                      By: /s/  Bruce A. Morrice
                                        -----------------------
                                      Name:  Bruce  A.  Morrice
                                      Title:  Chairman,  Compensation  Committee


                                      EXECUTIVE:
                                      /s/  Thomas H. McAuley
                                      ----------------------
                                      Thomas  H.  McAuley